Exhibit 10.26.2

RESOLUTION OF THE ESOP COMMITTEE
OF THE
APPLETON PAPERS RETIREMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

Amendment No. 2 to the Appleton Papers Retirement Savings and Employee Stock Ownership Plan

WHEREAS, pursuant to Section 9.1 of the Appleton Papers Retirement Savings and Employee Stock Ownership Plan (the “Plan”), Appleton Papers Inc. (the “Company”) may amend the Plan in whole or in part, at any time or from time to time; and

WHEREAS, the Board of Directors of the Company has delegated to the ESOP Committee the authority to make non-material amendments to the Plan; and

WHEREAS, the ESOP Committee has determined that it would beneficial to the Company and the Plan’s Participants to adopt an automatic contribution arrangement for the Plan: and

WHEREAS, the ESOP Committee has determined that an amendment to the Plan adopting an automatic contribution arrangement would be a non-material amendment within the scope of the ESOP Committee’s delegation of authority from the Board of Directors;

NOW, THEREFORE, it is:

RESOLVED, that the Plan is hereby amended as set forth on the attached Amendment No. 2 to the Appleton Papers Retirement Savings and Employee Stock Ownership Plan.

IN WITNESS WHEREOF, the undersigned, being all of the members of the ESOP Committee, to evidence their consent to taking the foregoing actions by written consent in lieu of a meeting, have caused the above-referenced amendment to be adopted with effect from the date specified therein.

Committee Member	Date

/s/ Mark R. Richards	September 16, 2011
Mark R. Richards

/s/ Thomas J. Ferree	September 14, 2011
Thomas J. Ferree

/s/ Kerry S. Arent	September 14, 2011
Kerry S. Arent

/s/ Kent Willetts	September 14, 2011
Kent Willetts

Amendment No. 2

to the

Appleton Papers Retirement Savings and

Employee Stock Ownership Plan

1.           Effective October 1, 2011, Section 2.2(a) is amended to add the following after the second sentence thereof:

“A non-Bargaining Unit Employee who is an eligible Employee shall be automatically enrolled in the Plan in accordance with Section 2.2(g).  A Bargaining Unit Employee who is an eligible Employee shall be automatically enrolled in the Plan in accordance with Section 2.2(g) if such automatic enrollment is specifically authorized under the terms of the applicable collective bargaining agreement.”

2.           Effective October 1, 2011, Section 2.2 is amended to add the following new subsection (g) at the end thereof:

“(g)	(i)
A non-Bargaining Unit Employee who is an eligible Employee and whose Date of Employment occurs on or after October 1, 2011, must make an affirmative Savings Percentage election no later than thirty (30) days following the Date of Employment.  In the absence of making an affirmative election within the specified period, and provided that such eligible Employee has received an appropriate notice regarding such election, the eligible Employee shall be automatically enrolled in the Plan with a Savings Percentage election equal to three percent (3%) of his Covered Compensation.  An eligible Employee who is automatically enrolled in the Plan pursuant to this subsection (g)(i) shall have his Savings Percentage election increased on the anniversary of his Date of Employment as follows:

Years After the Date of Employment	Savings Percentage election

Year 1	4%
Year 2	5%
Year 3	6%

(ii)           A non-Bargaining Unit Employee who is an eligible Employee, whose Date of Employment occurs prior to October 1, 2011, and who has not previously made a Savings Percentage election or has made a Savings Percentage election of 0%, must make an affirmative Savings Percentage election no later than thirty (30) days following the date the Plan Administrator provides an appropriate notice regarding such election.  In the absence of making an affirmative election within the specified period, such eligible Employee shall be automatically enrolled in the Plan with a Savings Percentage election equal to three percent (3%) of his Covered Compensation.  An eligible Employee who is automatically enrolled in the Plan pursuant to this subsection (g)(ii) shall have his Savings Percentage election increased annually on October 1 as follows:

Date	Savings Percentage election

October 1, 2012	4%
October 1, 2013	5%
October 1, 2014	6%

(iii)           A Bargaining Unit Employee who is an eligible Employee, and who is covered by a collective bargaining agreement providing for automatic enrollment, must make an affirmative Saving Percentage election no later than thirty (30) days after such first becoming subject to this Section 2.2(g).  In the absence of making an affirmative election within the specified period, and provided that such eligible Employee has received an appropriate notice regarding such election, the eligible Employee shall be automatically enrolled in the Plan with a Savings Percentage election equal to three percent (3%) of his Covered Compensation.  An eligible Employee who is automatically enrolled in the Plan pursuant to this subsection (g)(iii) shall have his Savings Percentage election increased on the anniversary of his automatic enrollment in the Plan, as follows:

Years After the Date of Automatic Enrollment	Savings Percentage election

Year 1	4%
Year 2	5%
Year 3	6%

(iv)           Notwithstanding the foregoing, an eligible Employee may, at any time, change his Savings Percentage election or terminate his election in accordance with the provisions of Section 2.2(c).”

3.           Effective October 1, 2011, the introductory clause to Section 3.1(a) is amended to read as follows:

“Subject to the limitations set forth herein, the Company shall contribute on behalf of each Participant, including Participants who are automatically enrolled under Section 2.2(g), the following amounts:”.

4.           Effective October 1, 2011, the second sentence of Section 6.2(e) is amended to read as follows:

“To the extent that a Participant fails to make such a designation, he shall be deemed to have invested his Savings Percentage, including a Savings Percentage established under Section 2.2(g), in the non-ESOP component.”

5.           Effective October 1, 2011, Section 6.3(c) is amended in its entirety to read as follows:

“A Participant who has no designation in effect under this Section 6.3, including a Participant whose Savings Percentage has been established under Section 2.2(g), shall be deemed to have allocated his entire Non-ESOP Account to the Investment Fund designated by the Committee for this purpose, which Investment Fund shall satisfy the requirements of Section 404(c)(5) of ERISA and the regulations issued thereunder.”